                                                                Exhibit 4.1.5
                                                                -------------


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                       COMMODORE MEDIA, INC., as Issuer,

                       COMMODORE MEDIA OF DELAWARE, INC.
                     COMMODORE MEDIA OF PENNSYLVANIA, INC.,
                       COMMODORE MEDIA OF FLORIDA, INC.,
                       COMMODORE MEDIA OF KENTUCKY, INC.,
                       COMMODORE MEDIA OF NORWALK, INC.,
                     COMMODORE MEDIA OF WESTCHESTER, INC.,
                         COMMODORE HOLDINGS, INC., and
                   DANBURY BROADCASTING, INC., as Guarantors,

                                      and

                 IBJ SCHRODER BANK & TRUST COMPANY, as Trustee

                                ----------------


                                AMENDMENT NO. 4

                           Dated as of March 27, 1996

                                     to the

                                   INDENTURE

                           Dated as of April 21, 1995

                                ----------------


                                  $76,808,000

                   13 1/4% Senior Subordinated Notes due 2003

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        AMENDMENT NO. 4, dated as of March 27, 1996 ("Amendment No. 4"), to the
INDENTURE, dated as of April 21, 1995, as amended (the "Indenture"), among COMMODORE MEDIA, INC., a Delaware corporation, as Issuer (the "Company"), COMMODORE MEDIA OF DELAWARE, INC., a Delaware corporation, COMMODORE MEDIA OF PENNSYLVANIA, INC., a Delaware corporation, COMMODORE MEDIA OF FLORIDA, INC., a Delaware corporation, COMMODORE MEDIA OF KENTUCKY, INC., a Delaware corporation, COMMODORE MEDIA OF NORWALK, INC., a Delaware corporation, COMMODORE MEDIA OF WESTCHESTER, INC., a Delaware corporation, COMMODORE HOLDINGS, INC., a Delaware corporation and DANBURY BROADCASTING, INC., a Connecticut corporation (each individually, a "Guarantor" and collectively, the "Guarantors"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as Trustee (the "Trustee").

        Each party agrees for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 13 1/4% Senior Subordinated Notes due 2003 (the "Notes") to amend, pursuant to Section 8.01
(4) of the Indenture, the Indenture as follows:

        1. Danbury Broadcasting, Inc. a Connecticut corporation and a wholly owned subsidiary of Commodore Media of Norwalk, Inc. ("Danbury Broadcasting"), is a Restricted Subsidiary acquired pursuant to Section 4.14(ii) of the Indenture. Danbury Broadcasting delivers herewith the Guarantee attached as Exhibit A to this Amendment No. 4 pursuant to the provisions set forth in
Section 4.14 and 10.04 of the Indenture guaranteeing the obligations of the Company under the Indenture for all purposes of the Indenture, Danbury Broadcasting shall be deemed a party to the Indenture by virtue of its execution of this Amendment No. 4 and the defined term the "Guarantor" contained in Article 1.01 of the Indenture shall be deemed to include Danbury Broadcasting.

        2. This Amendment No. 4 supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

        3. This Amendment No. 4 may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

        4. THIS AMENDMENT NO. 4 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

        5. The Trustee shall not be responsible for any recital herein as such recitals shall be taken as statements of the Company, or the validity of the execution by the Guarantors

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of this Amendment No. 4. The Trustee makes no representation as to the validity or sufficiency of this Amendment No. 4.

        IN WITNESS WHEREOF, the parties have caused this Amendment No. 4 to the Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date and year first written above.

                                        COMMODORE MEDIA, INC.



                                        By: /s/ BRUCE A. FRIEDMAN
                                            -----------------------------------
                                            Bruce A. Friedman
                                            President and Chief
                                              Executive Officer

ATTEST:



/s/ JAMES J. SULLIVAN
- - -----------------------------------
James J. Sullivan
Chief Financial Officer

                                      -3-
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                                        Guarantors:


                                        COMMODORE HOLDINGS, INC.

                                        COMMODORE MEDIA OF DELAWARE, INC.

                                        COMMODORE MEDIA OF PENNSYLVANIA, INC.

                                        COMMODORE MEDIA OF FLORIDA, INC.

                                        COMMODORE MEDIA OF KENTUCKY, INC.

                                        COMMODORE MEDIA OF NORWALK, INC.

                                        COMMODORE MEDIA OF WESTCHESTER, INC.

                                        DANBURY BROADCASTING, INC.



                                        By: /s/ BRUCE A. FRIEDMAN
                                            -----------------------------------
                                            Bruce A. Friedman
                                            President and Chief
                                              Executive Officer

ATTEST:



/s/ JAMES J. SULLIVAN
- - -----------------------------------
James J. Sullivan
Chief Financial Officer
  and Assistant Secretary



                                        IBJ SCHRODER BANK & TRUST
                                          COMPANY, as Trustee



                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

ATTEST:



- - -----------------------------------
Name:
Title:

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